Exhibit 99.1

Unilife Corporation Announces Financial Results

For the Second Quarter of Fiscal Year 2016

York, PA (February 9, 2016) — Unilife Corporation (“Unilife” or “Company”) (NASDAQ:UNIS; ASX: UNS), a developer and supplier of injectable drug delivery systems, today announced its financial results for the second quarter of fiscal 2016 (three months ended December 31, 2015).

Financial Results for the Second Quarter of Fiscal 2016

Revenue for the second quarter of fiscal 2016 was $4.5 million, compared to $5.4 million in the same period last year. Cash receipts from customers for the second quarter of fiscal 2016 were $17.8 million, compared to $7.3 million in the same period last year. Research and development (R&D) expense for the second quarter of fiscal 2016 was $10.5 million, compared to $11.3 million in the same period last year. Selling, general, and administrative (SG&A) expense for the second quarter of fiscal 2016 was $8.8 million, compared to $9.5 million in the same period last year. Adjusted R&D expense for the second quarter of fiscal 2016 was $9.4 million, compared to $10.7 million in the same period last year. Adjusted SG&A expense for the second quarter of fiscal 2016 was $6.5 million, compared to $7.3 million in the same period last year. These comparisons exclude share-based compensation.

The Company’s net loss for the second quarter of fiscal 2016 was $25.4 million, or $0.20 per share, compared to a net loss of $19.4 million, or $0.18 per share, for the same period last year. Adjusted net loss for the second fiscal quarter of 2016 was $11.4 million, or $0.09 per share, compared to $12.5 million or $0.12 per share for same period in the prior year. Adjusted net loss is a non-GAAP measure that excludes non-cash share-based compensation expense, depreciation and amortization, interest expense and the change in fair value of financial instruments. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measure,” below.

Unilife had $20.4 million in total cash and cash equivalents, including restricted cash of $2.4 million, as of December 31, 2015.

Impact of Previously Announced Cost Reduction and Business Realignment Initiative on Adjusted Research and Development Expense and Adjusted Selling, General and Administrative Expense

In parallel with the ongoing Strategic Review process and execution to existing customer programs, the Company continues to implement previously announced cost reduction and business realignment initiatives. As a result of these initiatives, the Company’s adjusted R&D expense decreased by 36% from approximately $14.6 million in the first quarter of fiscal 2016 (three months ended September 30, 2015) to approximately $9.4 million in the second quarter of fiscal 2016. Adjusted SG&A expense decreased by 7% from approximately $7.0 million in the first quarter of fiscal 2016 to approximately $6.5 million in the second quarter of fiscal 2016. These comparisons exclude share-based compensation and depreciation expense.

Projected Reduction in Full Year Operating Expenses for Fiscal 2016

The Company still expects up to a 30% decrease in adjusted R&D expense for fiscal 2016 when compared to the annualized run rate in the fourth quarter of fiscal 2015, which was approximately $61.8 million. The Company now expects adjusted SG&A expense for fiscal 2016 to decrease between 5% and 10% percent when compared to the annualized run rate in the fourth quarter of fiscal 2015, which was approximately $27.9 million, due to higher legal and professional expenses, partially offset by lower personnel expenses. These comparisons exclude share-based compensation and depreciation expense.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, insulin patch pumps, ocular delivery systems and novel systems. Each of these innovative and highly differentiated platforms can be customized to address specific customer, drug and patient requirements. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating results, performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including, but not limited to, expectations regarding reductions to the Company’s selling, general and administrative expenses and its research and development expenses, estimates of employee headcount reductions, expenditures that may be incurred by the Company in connection with the reduction in force, and expectations regarding cash receipts from customers or potential strategic transactions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described from time to time in other reports which we file with the Securities and Exchange Commission, and the following additional risks: that we may not be successful in raising additional capital; that we may not be able to enter into or receive sufficient cash from customer agreements; that we may not be able to enter into or complete any strategic transaction in the stated timeframe or at all or that any such transaction will enhance stockholder value; that the Company may not achieve the benefits of the reduction in force; that our cost reduction and business realignment initiative may adversely impact our ability to continue to operate the business; that we may not be able to finalize terms, or ultimately enter into definitive agreements with respect to a transaction in connection with the Strategic Review or pursue any other alternative; and completion of quarter-end financial reporting processes and review.

Non-GAAP Financial Measures

U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide reconciliation to the most directly comparable GAAP measure. The presentation of research and development expense excluding share-based compensation expense, selling, general and administrative expense excluding share-based compensation expense, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization, change in fair value of financial instruments and interest expense. Adjusted research and development expenses and adjusted selling, general and administrative expense represent research and development expense and selling, general and administrative expense, respectively, calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation and depreciation expense.

Management believes the presentation of research and development expense excluding share-based compensation expense; selling, general and administrative expense excluding share-based compensation expense; adjusted net income (loss); and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

UNIS-G

Investor Contacts (US):	Investor Contacts (Australia)
Todd Fromer / Garth Russell	Jeff Carter
KCSA Strategic Communications	Unilife Corporation
P: + 1 212-682-6300	P: + 61 2 8346 6500

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	December 31, 2015	June 30, 2015
	(in thousands, except share data)
Assets
Current Assets:
Cash and cash equivalents	$17,971	$12,303
Restricted cash	2,400	2,400
Accounts receivable	2,957	1,530
Inventories	122	151
Prepaid expenses and other current assets	2,481	656

Total current assets	25,931	17,040
Property, plant and equipment, net	81,761	66,148
Goodwill	9,249	9,685
Other assets	1,296	1,256

Total assets	$118,237	$94,129

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$10,663	$4,042
Accrued expenses	18,142	5,074
Current portion of long-term debt	1,949	775
Preferred stock conversion liability	4,802	—
Deferred revenue	3,715	4,942

Total current liabilities	39,271	14,833
Long-term debt, less current portion	93,189	79,660
Deferred revenue	32,550	17,550

Total liabilities	165,010	112,043

Redeemable convertible preferred stock, Series A – Subject to redemption, $0.01 par value, 790 shares authorized, 790 and 0 shares issued, and 490 and 0 shares outstanding as of December 31, 2015 and June 30, 2015, respectively	2,450	—
Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of December 31 2015; none issued or outstanding as of December 31, 2015 and June 30, 2015	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized as of December 31, 2015; 155,438,426 and 131,976,153 shares issued, and 155,409,756 and 131,947,483 shares outstanding as of December 31, 2015 and June 30, 2015, respectively	1,554	1,320
Additional paid-in-capital	384,999	364,817
Accumulated deficit	(435,867)	(384,580)
Accumulated other comprehensive income	231	669
Treasury stock, at cost, 28,670 shares as of December 31, 2015 and June 30, 2015	(140)	(140)

Total stockholders’ deficit	(49,223)	(17,914)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$118,237	$94,129

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per share data)
Revenue	$4,499	$5,403	$7,686	$6,783

Research and development	10,533	11,309	26,537	22,285
Selling, general and administrative	8,774	9,508	18,002	17,708
Depreciation and amortization	1,422	1,253	2,965	2,353

Total operating expenses	20,729	22,070	47,504	42,346

Operating loss	(16,230)	(16,667)	(39,818)	(35,563)
Interest expense	1,872	1,805	3,556	2,914
Change in fair value of financial instruments	7,325	940	7,927	3,170
Other (income) expense, net	(4)	(25)	(14)	2

Net loss	$(25,423)	$(19,387)	$(51,287)	$(41,649)

Net loss per share:
Basic and diluted net loss per share	$(0.20)	$(0.18)	$(0.41)	$(0.39)

UNILIFE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Measure

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per share data)
Net loss	$(25,423)	$(19,387)	$(51,287)	$(41,649)
Share-based compensation expense	3,436	2,840	7,020	4,728
Depreciation and amortization	1,422	1,253	2,965	2,353
Interest expense	1,872	1,805	3,556	2,914
Change in fair value of financial instruments	7,325	940	7,927	3,170

Adjusted net loss	$(11,368)	$(12,549)	$(29,819)	$(28,484)

Adjusted net loss per share—diluted	$(0.09)	$(0.12)	$(0.24)	$(0.27)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per share data)
Research and development expense	$10,533	$11,309	$26,537	$22,285
Share-based compensation expense	(1,165)	(584)	(2,527)	(1,191)

Adjusted research and development expense	$9,368	$10,725	$24,010	$21,094

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per share data)
Selling, general and administrative expense	$8,774	$9,508	$18,002	$17,708
Share-based compensation expense	(2,271)	(2,256)	(4,493)	(3,537)

Adjusted selling, general and administrative expense	$6,503	$7,252	$13,509	$14,171